FIRST AMENDMENT TO

THE PARTICIPATION AGREEMENT

AMONG

THE OHIO NATIONAL LIFE INSURANCE COMPANY

GOLDMAN SACHS VARIABLE INSURANCE TRUST

AND

GOLDMAN SACHS & CO.

This is the First Amendment to Goldman Sachs Participation Agreement dated the 1st day of May, 1998, by and among GOLDMAN SACHS VARIABLE INSURANCE TRUST, statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), and THE OHIO NATIONAL LIFE INSURANCE COMPANY a Ohio life insurance company (the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein (the “Agreement”). This amendment is to be effective on April 23,2008 (the “Amendment”).

WHEREAS, the Trust, the Distributor, and the Company desire to amend the Agreement to include Ohio National Life Assurance Corporation as a party and desire to amend Schedule 3 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement hereinafter contained, the parties hereby agree to amend the Agreement and Schedule 3, pursuant to the terms of the Agreement as follows:

I.

1. Ohio National Life Assurance Corporation, an Ohio life insurance company, is hereby added as a party to the Agreement. All references to the “Company” in the Agreement shall be deemed to include Ohio National Life Assurance Corporation.

2. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

3. Schedule 3 of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

[this section of the amendment intentionally left blank]

Schedule 3

Trust Classes and Series

Available Under

Each Class of Contracts

Effective as of April 23, 2008, the following Trust Classes and Series are available under the Contracts:

Contracts Marketing Name	Trust Classes and Series

Vari-Vest I

Vari-Vest II

Vari-Vest III

Vari-Vest IV

Vari-Vest V

GP VUL

Vari-Vest Asset Builder

Vari-Vest Survivor

ONcore Xtra

ONcore Value

ONcore Premier

ONcore Lite

ONcore Flex

ONcore Ultra

ONcore Wrap

Top Plus A

Top Plus B

Top Explorer

All available Goldman Sachs Variable Insurance Trust Funds (Service and Institutional Shares)

Top Tradition A Top Tradition B Investar Vision/Top Spectrum Top 1 A Top 1 B Retirement Advantage Pension Advantage Portfolio Advantage Performance Advantage PAC I PAC II

IN WITNESS WHEREOF, the Trust, the Distributor, and the Company hereby amend this Agreement thereto. This Amendment shall take effect on April 23, 2008.

GOLDMAN SACHS VARIABLE
INSURANCE TRUST
(Trust)

By:	/s/ Scott Kilgallen
Name:	Scott Kilgallen
Title:	Managing Director

GOLDMAN, SACHS & CO.
(Distributor)

By:	/s/ Scott Kilgallen
Name:	Scott Kilgallen
Title:	Managing Director

THE OHIO NATIONAL LIFE INSURANCE COMPANY
(Company)

By:	/s/ John J. Palmer
Name:	John J. Palmer
Title:	Vice Chairman

OHIO NATIONAL LIFE ASSURANCE CORPORATION
(Company)

By:	/s/ John J. Palmer
Name:	John J. Palmer
Title:	Vice Chairman